UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 4, 2008

Thomas Weisel Partners Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	No. 000-51730	No. 20-3550472
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Montgomery Street San Francisco, California	94104
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 364-2500

N.A.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.     Regulation FD Disclosure.

Thomas Weisel Partners Group, Inc. has announced that it will host its Annual Technology, Telecom & Internet Conference, on February 4 - 7, 2008 at the Fairmont Hotel in San Francisco. Institutional investors and senior management from over 200 companies will gather for the three and a half day investment conference to discuss the future of the technology, telecom services and Internet sector. On February 4, 2008 Thomas W. Weisel, Chairman and Chief Executive Officer of Thomas Weisel Partners Group, Inc., will make a presentation to the conference regarding an overview of the capital markets and an update regarding Thomas Weisel Partners Group, Inc. A copy of the presentation materials to be utilized during his presentation to the investor conference will be available prior to the initiation of his presentation on the Investor Relations section of the Thomas Weisel Partners website at www.tweisel.com.

The information furnished pursuant to this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of Thomas Weisel Partners Group, Inc. under the Securities Act of 1933 or the Exchange Act, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

The information furnished pursuant to this Item 7.01 shall not be deemed to constitute an admission that such information is required to be furnished pursuant to Regulation FD or that such information contains material information that is not otherwise publicly available. In addition, Thomas Weisel Partners does not assume any obligation to update such information in the future.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Thomas Weisel Partners Group, Inc.

Date: February 4, 2008	By:	/s/ Mark Fisher
Name: Mark Fisher Title: General Counsel